UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014 (January 27, 2014)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On January 27, 2014, National Penn Bancshares, Inc. (“National Penn”) entered into an agreement to purchase 7,000,000 shares of its common stock from Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, “Warburg Pincus”). The purchase price is $10.77 per share (which represents the closing price of National Penn common stock on January 27, 2014), resulting in a total purchase price of $75,390,000. Following the repurchase transaction, Warburg Pincus will own 13.6% of National Penn’s outstanding common stock. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the repurchase agreement is attached hereto as Exhibit 99.2, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release, dated January 28, 2014 - National Penn Bancshares, Inc. to Repurchase Common Stock
99.2	Share Repurchase Agreement, dated as of January 27, 2014, by and between Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and National Penn Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.
Date:	January 28, 2014	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release, dated January 28, 2014 -National Penn Bancshares, Inc. to Repurchase Common Stock	Furnished herewith.
99.2	Share Repurchase Agreement, dated as of January 27, 2014, by and between Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and National Penn Bancshares, Inc.	Furnished herewith.

4